EXHIBIT 10.2
CONSULTING AGREEMENT DATED JANUARY 1, 2006 BETWEEN ECCO ENERGY CORP. AND MICHAEL WITTENBURG

CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of January 1, 2006, by MICHAEL WITTENBURG (the “Consultant”) and SAMURAI ENERGY CORP., a Delaware corporation (the “Company”)

1.	Term of Agreement.

a) Termination Upon Notice. This Agreement may be terminated at any time by the Consultant or by the Company by giving the other party (5) days advance notice in writing. Provided, however, that Consultant shall be entitled to receive all compensation earned pursuant to Paragraph 5, below, related to services performed prior to termination.

b) Expiration Date. This Agreement shall terminate on December 31, 2006, if not terminated earlier under Subsection (a) above.

c) Fees and Expenses. Upon the termination of this Agreement under Subsection (a) or (b) above, the Consultant shall be entitled to the accrued and earned portion of his or her fee incurred before the termination becomes effective.

2.	Scope of Services.

The Consultant shall perform certain mutually agreed services for the Company, including general business matters and other business consulting. It is anticipated that the Consultant will devote whatever amount of time is reasonably necessary in furtherance of his performance of services for the Company, such services not to unreasonably interfere with Consultant’s other business activities.

3.	Work for Others.

The Company recognizes and agrees that the Consultant is performing services as described in Section 2 for others as well as for the Company and that such services for others do not represent a conflict of interest or a breach of the Consultant’s fiduciary duty.

4.	The Consultant’s Fees and Expenses.

a)
The Company shall pay the Consultant as a fee for his services under this Agreement (the “Consulting Fee”) Forty Thousand (40,000) shares (the “Shares”) of the Company’s common stock (“Common Stock”). The Consulting Fee shall be fully earned and non-refundable in consideration of the Consultant’s execution of this Agreement.

b)
As soon as legally possible following the execution of this Agreement, the Company shall cause the Shares to be issued to Consultant under the Samurai Energy, Corp. Employee Benefit Plan that is registered under the Securities Act of 1933, as amended, pursuant to a registration statement on form S-8 then in effect. The certificates representing the Shared shall not contain any restrictive legends. In connection with the issuance of the Shares to the Consultant, the Consultant hereby represents and warrants to the Company that the Consultant is an “accredited investor” as defined by paragraph (a) of SEC Rule 501.

c)
The Company shall issue the certificates representing the Shares free and clear of any legend, restriction or stop order, and deliver the shares, so registered, to the Consultant. The Company warrants that the Shares shall be freely transferable on the books and records of the Company. Nothing in this Section 4 (c) shall effect in any way the Consultant’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach by it of its obligations under this Section 4 (c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of its provisions of this Section 4 (c), that Consultant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

d)
The Shares delivered to the Consultant for his services under this Agreement shall include the Consultant’s costs and expenses incurred in the performance of this Agreement, including travel, lodging, meals and legal fees.

5.	No Employee Benefits.

The Consultant shall not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.

6.	Independent Contractor.

In performing services for the Company pursuant to this Agreement, the Consultant shall act in the capacity of an independent contractor with respect to the Company and not as an employee of the Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him or her but shall be solely responsible for the manner and hours in which he or she will perform his or her services under this Agreement.

7.	Compliance With Legal Requirements.

The Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefits to the Consultant. The Consultant shall comply at his or her expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

8.	Nondisclosure.

During the term of this Agreement and thereafter, the Consultant shall not, without the prior written consent of the Company, disclose or use for any purpose (except in the course of his or her service under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company, except as required by applicable law or legal process; provided, however, that “confidential information” shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Consultant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Consultant agrees to deliver to the Company at the termination of his or her service, or at any other time that the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which he or she may then possess or have under his or her control.

9.	Miscellaneous Provisions.

a)
Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. certified mail, return receipt requested and postage prepaid. In te case of the Consultant. Mailed notices shall be addressed to him at the address which he most recently communicates to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of Samuel M. Skipper.

b)
Waiver. No Provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Consultant and by an authorized officer of the Company. No waiver by either party or any breach of, compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

c)
Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

d)	Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without regard to Texas’ choice of law rules.

e)
Arbitration and Venue. In the event of any dispute(s) (as defined herein below) arising out of or relating to this contract, or the breach thereof, the parties agree to participate in at least four (4) hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association before having recourse to arbitration. If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved solely by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules pursuant to the Federal Arbitration Act, 9 US.C. Sections 1-14 (in the event this act shall be held to be inapplicable, then the provisions of the Texas General Arbitration Act shall apply.) Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction. The term “dispute(s)” shall include, but is not limited to all claims, demands and cases of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any statute or regulation or judicial reasons, that are now recognized by law or that may be created or recognized in the future, for resulting past, present and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentations of any kind and/or character, liable, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protections act damages, all attorney’s fees, all penalties of any kind, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties. The award of the arbitrator issued pursuant herein shall be final, binding and non-appealable. The parties hereby waive any rights to punitive or exemplary or punitive damages to either party. Venue for any mediation or arbitration provided for by these provisions shall be Harris County, Texas. Notwithstanding anything to the contrary in the aforementioned arbitration rules, no arbitration shall exceed a total of twelve (12) hours per dispute unless extended by mutual signed, written agreement of the parties. Any suit for injunctive relief brought to protect the assets at issue pending resolution pursuant to this paragraph shall be brought in a court of competent jurisdiction in Harris County, Texas.

f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

g) Assignment and Successors.  Neither party shall assign any right or delegate any obligation hereunder without the other party’s written consent, and any purported assignment or delegation by a party hereto without the other party’s written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and the Consultant, his heirs, successors, executors, administrators and legal representatives.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.

CONSULTANT	SAMURAI ENERGY CORP.
/s/ Michael Wittenburg	/s/ Samuel M. Skipper
Michael Wittenburg	Samuel M. Skipper
3335 Country Club	President/C.E.O.
Stafford, Texas 77477	11757 Katy Freeway, Suite 1300
SS#: __________________	Houston, Texas 77079